Exhibit (n)

Consent of Independent Registered Public Accounting Firm

The Board of Trustees

Highland Floating Rate Opportunities Fund:

We consent to the use of our report dated September 24, 2018, with respect to the financial statements of Highland Floating Rate Opportunities Fund, incorporated herein by reference, and to the references to our firm under the headings “INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM” and “FINANCIAL STATEMENTS” in the statement of additional information.

/s/ KPMG LLP

Boston, Massachusetts

October 29, 2018